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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 22, 2013, except for Note 16, as to which the date is January 23, 2014, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-193043) and related Prospectus of Genocea Biosciences, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young
Boston, Massachusetts
February 3, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm